UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 26, 2020

PARTY CITY HOLDCO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Grasslands Road Elmsford, New York	10523
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01/share	PRTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed on a Current Report on Form 8-K filed on May 29, 2020, Party City Holdco Inc. (“Holdco”) and certain of its direct or indirect subsidiaries, including Anagram International Inc. (“Anagram”) and Party City Holdings Inc. (“Holdings” and, together with Holdco, Anagram and such other direct or indirect subsidiaries of Holdco, the “Company”), entered into a transaction support agreement, dated May 28, 2020 (as subsequently amended, the “Transaction Support Agreement”), with members of an ad hoc committee of holders of outstanding 6.125% Senior Notes due 2023 and 6.625% Senior Notes due 2026 (collectively, the “Existing Notes”) issued by Holdings, with respect to certain refinancing transactions, including, among other things: (i) the issuance of $100 million aggregate principal amount of 10.00% Cash / 5.00% PIK Senior Secured First Lien Notes due 2025 (the “First Lien Anagram Notes”), of which (A) $41.5 million aggregate principal amount will be issued in a rights offering (the “Rights Offering”) (such First Lien Anagram Notes, the “Rights Offering Securities”) and (B) $58.5 million aggregate principal amount will be issued in a private placement (the “Private Placement”), (ii) offers to exchange any and all of the Existing Notes (the “Exchange Offers”) pursuant to terms described in a confidential offering memorandum provided to eligible holders of the Existing Notes (the “Offering Memorandum”) and (iii) solicitations of certain consents with respect to the indentures governing the Existing Notes (together with the Rights Offering, the Private Placement and the Exchange Offers, the “Refinancing Transactions”).

On June 26, 2020, the Company entered into a backstop and private placement agreement (the “Backstop and Private Placement Agreement”) in connection with the Transaction Support Agreement, the Rights Offering and the Private Placement with (i) certain holders of the Existing Notes (collectively, the “Backstop Parties”) and (ii) certain funds and accounts managed, advised or sub-advised by Barings LLC and certain other third-party investors (collectively, the “Private Placement Parties”), whereby (i) the Backstop Parties have agreed, pursuant to the Exchange Offers, to validly tender all of their respective Existing Notes on or prior to the Early Participation Time (as defined in the Offering Memorandum) with respect to the Exchange Offers and, pursuant to the Rights Offering, to fully subscribe and duly purchase all Rights Offering Securities on or prior to the Early Participation Time (the “Subscription Commitment”), and to purchase any Rights Offering Securities that remain unpurchased on the date of the settlement (the “Settlement Date”) of the Refinancing Transactions (the “Backstop Commitment” and, together with the Subscription Commitment, the “Funding Commitment”) and (ii) the Private Placement Parties have agreed to purchase $58.5 million aggregate principal amount of First Lien Anagram Notes on the Settlement Date in the Private Placement (the “Private Placement Commitment”).

The Backstop Parties will purchase Rights Offering Securities for cash pursuant to the Funding Commitment at a price equal to $1,000 per $1,000 in principal amount of Rights Offering Securities one business day prior to the Settlement Date. The Private Placement Parties will purchase First Lien Anagram Notes for cash pursuant to the Private Placement Commitment at a price equal to $1,000 per $1,000 in principal amount of the First Lien Anagram Notes at least two business days prior to the Settlement Date. On the Settlement Date, First Lien Anagram Notes will be issued to the Backstop Parties and the Private Placement Parties, subject to the satisfaction or waiver of the conditions set forth in the Backstop and Private Placement Agreement.

On the Settlement Date, the Company will pay a nonrefundable aggregate premium, in accordance with the terms of the Backstop and Private Placement Agreement, (i) to each Backstop Party (x) representing such Backstop Party’s pro rata portion of $5.275 million in the form of First Lien Anagram Notes plus (y) an amount representing such Backstop Party’s pro rata portion of $5.0 million in the form of Floating Rate Senior Secured First Lien Notes due 2025 to be issued by Holdings and (ii) to each Private Placement Party, an agreed portion of $4.725 million in the form of First Lien Anagram Notes, in each case subject to the conditions and limitations described in the Backstop and Private Placement Agreement.

The Backstop and Private Placement Agreement includes representations, warranties, covenants and closing conditions customary for agreements of this type. It also provides for customary indemnification by the Company against certain liabilities and customary contribution provisions in respect of those liabilities.

The foregoing is a summary of the material terms of, and is qualified by, the Backstop and Private Placement Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

In connection with the Refinancing Transactions, the Company provided certain financial and other information to eligible holders of the Existing Notes and the Private Placement Parties, including the information set forth in Exhibit 99.1 to this Current Report on Form 8-K. The information set forth in Exhibit 99.1 is excerpted from the Offering Memorandum being provided to such eligible holders of the Existing Notes and the Private Placement Parties in connection with the Refinancing Transactions.

The information contained in this Item 7.01 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Item 7.01 shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

Item 8.01.	Other Events.

On June 29, 2020, the Company issued a press release announcing the commencement of the Refinancing Transactions. A copy of the Company’s press release is being filed as Exhibit 99.2 and is incorporated herein by reference.

The Exchange Offers and the Rights Offering are being made, and the total consideration and the exchange consideration in the Exchange Offers, as applicable, are being offered, and will be issued only: (i) in the United States, to holders of Existing Notes who are (x) “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) (“QIBs”) or (y) institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3), (7) or (8) of Regulation D under the Securities Act (“IAIs”) and (ii) outside the United States, to holders of Existing Notes who are not “U.S. persons” (as defined in Rule 902 under the Securities Act) (“non-U.S. persons”) in reliance on Regulation S of the Securities Act. The holders of Existing Notes who are eligible to participate in the Exchange Offers and the Rights Offering pursuant to at least one of the foregoing conditions are referred to as “eligible holders.”

As part of the Private Placement, First Lien Anagram Notes are being offered and will be issued only: (i) in the United States, to persons who are (x) QIBs or (y) IAIs and (ii) outside the United States, to non-U.S. persons in reliance on Regulation S of the Securities Act.

Cautionary Note Regarding Refinancing Transactions

The closing of the Refinancing Transactions is conditioned on the satisfaction or waiver of certain conditions precedent, including finalizing all definitive documents and achieving certain participation thresholds. Specifically, the Transaction Support Agreement requires the valid tender, without valid withdrawal, of a minimum of 98.00%, or $833 million, of the outstanding aggregate principal amount of Existing Notes by eligible holders as of the expiration date of the Exchange Offers. This threshold may be lowered by the Company with the consent of the Required Consenting Noteholders (as defined in the Transaction Support Agreement). The Refinancing Transactions may not be completed as contemplated or at all. Among other conditions, the components of the Refinancing Transactions are conditioned on, and would be consummated concurrently with, each other. If the Company is unable to complete the Refinancing Transactions or any other alternative transaction, on favorable terms or at all, due to market conditions or otherwise, its financial condition could be materially adversely affected.

This Current Report on Form 8-K is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security and does not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

FORWARD LOOKING STATEMENTS

The Company has included statements in this Current Report on Form 8-K that constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth and the development and introduction of new products. In many cases you can identify forward-looking statements by terms such as “believes,” “anticipates,” “expects,” “targets,” “estimates,” “intends,” “will,” “may” or “plans” and similar expressions. These forward-looking statements reflect the Company’s current expectations and are based upon data available to us at the time the statements were made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations for reasons, among others, including (i) the Company’s ability to negotiate definitive documentation and close the Refinancing Transactions, (ii) the possibility that the Refinancing Transactions are delayed or do not close, including due to the failure to receive required participation by holders of the Existing Notes, the inability to obtain required financing, or the failure of other closing conditions, (iii) general financial or market conditions, (iv) the availability of alternative transactions, and (v) those factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in the Company’s Annual Report on Form 10-K (“Annual Report”) and those factors described in the “Risk Factors” section and elsewhere in the Company’s Quarterly Report on Form 10-Q, both filed with the Securities and Exchange Commission (the “Commission”), as may be supplemented by other reports the Company files with the Commission. Moreover, the Company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management of the Company to predict all risks, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. All forward-looking statements are qualified by these cautionary statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

10.1	Backstop and Private Placement Agreement, dated as of June 26, 2020, among the Company, the Backstop Parties and the Private Placement Parties.

99.1	Excerpts from the Offering Memorandum.

99.2	Press Release, dated as of June 29, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

Date: June 29, 2020	By:	/s/ Todd Vogensen
Todd Vogensen
Chief Financial Officer